Exhibit 4.5

EXECUTION VERSION

VERIZON COMMUNICATIONS INC.

(as successor in interest to Verizon Global Funding Corp.),

Issuer

and

U.S. BANK NATIONAL ASSOCIATION

(as successor to Wachovia Bank, National Association,

formerly known as First Union National Bank),

Trustee

FOURTH SUPPLEMENTAL INDENTURE

Dated as of April 4, 2016

TO

INDENTURE

Dated as of December 1, 2000

FOURTH SUPPLEMENTAL INDENTURE, dated as of April 4, 2016, between VERIZON COMMUNICATIONS INC. (as successor in interest to Verizon Global Funding Corp.), a corporation duly incorporated and existing under the laws of Delaware and having its principal executive office at 1095 Avenue of the Americas, New York, New York (hereinafter referred to as the “Company”), and U.S. BANK NATIONAL ASSOCIATION (as successor to Wachovia Bank, National Association, formerly known as First Union National Bank), a banking association organized and existing under the laws of the United States of America, as trustee (hereinafter referred to as the “Trustee”) under the Indenture dated as of December 1, 2000, between the Company and the Trustee (hereinafter referred to as the “Original Indenture”), as supplemented by the first supplemental indenture dated as of May 15, 2001 (hereinafter referred to the “First Supplemental Indenture”), the second supplemental indenture dated as of September 29, 2004 (hereinafter referred to the “Second Supplemental Indenture”) and the third supplemental indenture dated as of February 1, 2006 (hereinafter referred to the “Third Supplemental Indenture”). The Original Indenture, as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture, is hereinafter referred to as the “Indenture.”

RECITALS

WHEREAS, the Company has previously issued its 2.50% Notes due 2016 (the “2.50% Notes”), its 2.00% Notes due 2016 (the “2.00% Notes”) and its 6.35% Notes due 2019 (the “6.35% Notes” and, together with the 2.00% Notes and the 2.50% Notes, the “Amended Notes”);

WHEREAS, Section 902 of the Indenture provides that the Company and the Trustee may amend or supplement any provision of the Indenture (other than certain provisions enumerated in Section 902 of the Indenture, none of which are implicated hereby) with the consent of the Holders of more than a majority in aggregate principal amount of the Outstanding Securities of each series of Securities affected thereby;

WHEREAS, the Company has solicited, and has received, consents upon the terms and subject to the conditions set forth in the offer to purchase and consent solicitation statement, dated March 4, 2016 (the “Offer to Purchase and Consent Solicitation Statement”), from Holders of more than a majority in aggregate principal amount of each series of the outstanding Amended Notes, to the amendments contemplated hereby (the “Consents”);

WHEREAS, Section 904 of the Indenture provides that a supplemental indenture becomes effective in accordance with its terms and thereafter binds every Holder of Securities; and

WHEREAS, the Company has determined that the requirements of the Indenture have been satisfied and has requested the Trustee to join with them in the execution and delivery of this Fourth Supplemental Indenture; all requirements necessary to make this Fourth Supplemental Indenture a valid instrument in accordance with its terms have been met; and the execution and delivery hereof have been in all respects duly authorized.

NOW, THEREFORE, for good and valuable consideration the sufficiency of which is hereby acknowledged, the Company covenants and agrees with the Trustee as follows:

SECTION 1. Definition of Terms.

For all purposes of this Fourth Supplemental Indenture:

(a) capitalized terms used herein without definition shall have the meanings specified in the Indenture;

(b) all references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of the Indenture;

(c) the terms “herein”, “hereof”, “hereunder” and other words of similar import refer to this Fourth Supplemental Indenture; and

(d) in the event of a conflict between any definition set forth in the Indenture and any definition set forth in this Fourth Supplemental Indenture, the definition set forth in this Fourth Supplemental Indenture shall control.

SECTION 2. Amendments.

2.1 The first sentence of Section 1104 of the Indenture, solely with respect to the Amended Notes, is hereby amended to read as follows:

Notice of redemption shall be given in the manner provided in Section 106 not later than the third Business Day and not earlier than the sixtieth day prior to the Redemption Date, to each Holder of Securities to be redeemed.

2.2 With respect to the Global Securities representing the 2.50% Notes (the “2.50% Global Notes”), the first sentence of the eighth paragraph under the caption “(FORM OF REVERSE OF DEBT SECURITY)” is hereby amended to change the reference from “not less than 30 nor more than 60 days’ prior notice” to “not less than three Business Days’ nor more than 60 days’ prior notice” as follows:

The Debt Securities may be redeemed on not less than ~~30 days~~ three Business Days’ nor more than 60 days’ prior notice given as provided in the Indenture, in whole or from time to time in part, at the option of the Company, at a redemption price equal to the greater of (i) 100% of the principal amount thereof or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to such redemption date.

2.3 With respect to the Global Securities representing the 2.00% Notes (the “2.00% Global Notes”), the first sentence of the seventh paragraph under the caption “(FORM OF REVERSE OF DEBT SECURITY)” is hereby amended to change the reference from “not less than 30 nor more than 60 days’ prior notice” to “not less than three Business Days’ nor more than 60 days’ prior notice” as follows:

The Debt Securities may be redeemed on not less than ~~30 days~~ three Business Days’ nor more than 60 days’ prior notice given as provided in the Indenture, in whole or in part, at any time prior to maturity, at the option of the Company, at a redemption price equal to the greater of: (i) 100% of the principal amount of the Debt Securities being redeemed, or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Debt Securities being redeemed (exclusive of interest accrued to the date of redemption), as the case may be, discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to but excluding the date of redemption.

2.4 With respect to the Global Securities representing the 6.35% Notes (the “6.35% Global Notes” and, together with the 2.50% Global Notes and the 2.00% Global Notes, the “Global Notes”), the first sentence of the seventh paragraph under the caption “(FORM OF REVERSE OF DEBT SECURITY)” is hereby amended to change the reference from “not less than 30 nor more than 60 days’ prior notice” to “not less than three Business Days’ nor more than 60 days’ prior notice” as follows:

The Debt Securities may be redeemed on not less than ~~30 days~~ three Business Days’ nor more than 60 days’ prior notice given as provided in the Indenture, in whole or in part, at any time prior to maturity, at the option of the Company, at a redemption price equal to the greater of: (i) 100% of the principal amount of the Debt Securities being redeemed, or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Debt Securities being redeemed (exclusive of interest accrued to the date of redemption), as the case may be, discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 75 basis points, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to but excluding the date of redemption.

SECTION 3. Ratification and Effect

This Fourth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture and, as provided in the Indenture, this Fourth Supplemental Indenture forms a part thereof. The Indenture, as supplemented and amended by this Fourth Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

Upon and after the execution of this Fourth Supplemental Indenture, each reference in the Indenture shall mean and be a reference to the Indenture as modified hereby.

SECTION 4. Effect of Headings

The section headings are for convenience only and shall not affect the construction hereof.

SECTION 5. Conflicts

To the extent of any inconsistency between the terms of the Indenture or the Global Notes and this Fourth Supplemental Indenture, the terms of this Fourth Supplemental Indenture will control.

SECTION 6. Entire Agreement

This Fourth Supplemental Indenture constitutes the entire agreement of the parties hereto with respect to the amendments to the Indenture set forth herein.

SECTION 7. Successors

All covenants and agreements in this Fourth Supplemental Indenture given by the parties hereto shall bind their successors and assigns, whether so expressed or not.

SECTION 8. Separability Clause

In case any one or more of the provisions contained in this Fourth Supplemental Indenture, the Indenture or the Global Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Fourth Supplemental Indenture, the Indenture or such Global Notes, but this Fourth Supplemental Indenture, the Indenture and such Global Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 9. Benefits of Fourth Supplemental Indenture

Nothing in this Fourth Supplemental Indenture or in the Indenture, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the Holders of Amended Notes (to the extent specified herein or therein) any benefit or any legal or equitable right, remedy or claim under this Fourth Supplemental Indenture.

SECTION 10. Governing Law.

This Fourth Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

SECTION 11. Execution and Counterparts

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the undersigned being duly authorized, have executed this Fourth Supplemental Indenture on behalf of the respective parties hereto as of the date first above written.

VERIZON COMMUNICATIONS INC.

By:	/s/ Scott Krohn
Name:	Scott Krohn
Title:	Senior Vice President and Treasurer

Attest:	/s/ Tracy Krause
Name:	Tracy Krause
Title:	Assistant Treasurer

[Signature page to the Fourth Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ George J Rayzis
Name:	George J Rayzis
Title:	Vice President

Attest:	/s/ Stephen J. Kaba
Name:	Stephen J. Kaba
Title:	Vice President

[Signature page to the Fourth Supplemental Indenture]